UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2018 (August 28, 2018)

EL POLLO LOCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36556	20-3563182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Blvd., Suite 100, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Item 8.01 Other Events.
On July 30, 2018 and July 31, 2018, the Board of Directors of El Pollo Loco Holdings, Inc. (the “Company”) authorized a stock repurchase program (the “Stock Repurchase Program”). The Company entered into a stock repurchase plan on August 28, 2018 (the “Stock Repurchase Plan”), which allows for repurchases of up to $20 million of the Company’s common stock. The Stock Repurchase Plan will become effective on November 6, 2018 and, if not terminated sooner by other provisions of the Stock Repurchase Plan, will terminate on June 26, 2019. The Stock Repurchase Plan may also be suspended or terminated at any time upon prior notice.
Under the Stock Repurchase Program, the Company may repurchase its common stock from time to time, in amounts and at prices that the Company deems appropriate, subject to market conditions and other considerations. The Company’s repurchases may be executed using open market purchases and/or through privately negotiated transactions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
El Pollo Loco Holdings, Inc.
(Registrant)
Date: August 31, 2018
/s/ Laurance Roberts
Laurance Roberts
Chief Financial Officer

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